UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2007

TRIARC COMPANIES, INC.
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(Exact name of registrant as specified in its charter)

Delaware	1-2207	38-0471180
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1155 Perimeter Center West Atlanta, Georgia		30338
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(678) 514-4100

(Former Name or Former Address, if Changed Since Last Report):		N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into a Material Definitive Agreement.

In connection with its corporate restructuring, Triarc Companies, Inc. (“Triarc”) entered into a two-year transition services agreement dated as of April 30, 2007 (the “Services Agreement”) with Trian Fund Management, L.P. (“Trian”).  The terms and conditions of the Services Agreement are described in more detail in Item 1.01 of Triarc’s Current Report on Form 8-K filed on May 1, 2007, which is incorporated herein by reference.

Effective as of December 28, 2007, Triarc and Trian entered into an amendment to the Services Agreement providing for the payment by Triarc to Trian of additional fees of $687,500 per quarter during 2008.  The additional fees are attributable to the unanticipated and extensive time commitment of Trian personnel in connection with the provision of services under the Services Agreement during 2007.  This summary of the amendment is qualified in its entirety by the terms of the amendment, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Also in connection with its corporate restructuring, and concurrent with entering into the Services Agreement, Triarc entered into contractual settlements (the “Separation Agreements”) with its Chairman and former Chief Executive Officer, Nelson Peltz, and its former President and Chief Operating Officer, Peter W. May.  The terms and conditions of the Separation Agreements are described in more detail in Item 5.02 of Triarc’s Current Report on Form 8-K filed on May 1, 2007, which is incorporated herein by reference.

Effective as of December 28, 2007, Triarc entered into amendments to the Separation Agreements.  A description of those amendments is set forth below under Item 5.02 and is incorporated herein by reference.

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Effective as of December 28, 2007, Triarc entered into amendments to the Separation Agreements.  Under the terms of the Separation Agreements, the full amounts that Triarc otherwise would have been required to deposit into rabbi trusts for Messrs. Peltz and May in June 2007 were reduced by amounts equal to the aggregate estimated withholding tax payments due at the time the funds were to be released to Messrs. Peltz and May in late December 2007 (other than with respect to required withholding in July 2007 for Medicare taxes).  This accommodation provided Triarc with additional operating liquidity during the six month period between the date that Messrs. Peltz and May ceased serving as executive officers of Triarc and the date that the funds were released from the rabbi trusts, but reduced the amount of funds that otherwise would have been in the rabbi trusts and invested for the benefit of Messrs. Peltz and May.  The amendments provide for the payment to Messrs. Peltz and May of $1,096,752.06 and $548,376.03, respectively, which is intended to represent an interest component on the amounts that would have been included in the rabbi trusts but for the funding accommodation.  This summary of the amendments is qualified in its entirety by the terms of the amendments, copies of which are filed as Exhibits 10.2 and 10.3 hereto and are incorporated herein by reference.

Item 9.01.Financial Statements and Exhibits.

(d)              Exhibits

10.1	Letter Agreement dated as of December 28, 2007, between Triarc Companies, Inc. and Trian Fund Management, L.P.

10.2	Letter Agreement dated as of December 28, 2007, between Triarc Companies, Inc. and Nelson Peltz.

10.3	Letter Agreement dated as of December 28, 2007, between Triarc Companies, Inc. and Peter W. May.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIARC COMPANIES, INC.
By: /s/ NILS H. OKESON
Nils H. Okeson
Senior Vice President,
General Counsel and Secretary

Dated: January 4, 2008

EXHIBIT INDEX

Exhibit                      Description

10.1	Letter Agreement dated as of December 28, 2007, between Triarc Companies, Inc. and Trian Fund Management, L.P.

10.2	Letter Agreement dated as of December 28, 2007, between Triarc Companies, Inc. and Nelson Peltz.

10.3	Letter Agreement dated as of December 28, 2007, between Triarc Companies, Inc. and Peter W. May.